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                                   EXHIBIT 4.1

                          FORM OF INDENTURE SUPPLEMENT









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===============================================================================


                          SECOND SUPPLEMENTAL INDENTURE
                            Dated as of July 28, 1995


                                       to


                                    INDENTURE
                            Dated as of July 26, 1995


                                     between


                                    MEDITRUST


                                       and


                              FLEET NATIONAL BANK,

                                   as Trustee



                         8.54% Convertible Senior Notes
                                due July 1, 2000
                                       and
                         8.56% Convertible Senior Notes
                                due July 1, 2002



===============================================================================

                          SECOND SUPPLEMENTAL INDENTURE


         SECOND SUPPLEMENTAL INDENTURE, dated as of July 28, 1995 between Meditrust, a Massachusetts business trust (the "Company"), and Fleet National Bank, a national banking association organized under the laws of the United States (the "Trustee"), to that certain Indenture dated as of July 26, 1995 between the Company and the Trustee (the "Indenture").

         WHEREAS the parties hereto have entered into the Indenture which provides for the issuance by the Company of an individual series of securities thereunder, upon the Company and the Trustee entering into a supplemental indenture to the Indenture authorizing such series; and

         WHEREAS, the Company wishes to issue its two series of securities thereunder, designated its (i) 8.54% Convertible Senior Notes due July 1, 2000 (the "8.54% Notes") and (ii) 8.56% Convertible Senior Notes due July 1, 2002 (the "8.56% Notes" and together with the 8.54% Notes the "Notes"); and

         WHEREAS, all acts necessary to constitute this Second Supplemental Indenture as a valid, binding and legal obligation of the Company have been done and performed.

         NOW, THEREFORE, witnesseth that, in consideration of the premises and of the covenants herein, it is hereby agreed as follows:


                                   ARTICLE ONE
                             THE TERMS OF THE NOTES

         In accordance with Sections 2.01 and 2.02 of the Indenture, the Company will issue (i) its series of 8.54% Notes in the aggregate principal amount of $43,334,000 and (ii) its series of 8.56% Notes in the aggregate principal amount of $51,666,000. Each Note shall be substantially in the following form:



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                                    MEDITRUST


                      (1)% Convertible Senior Note Due (2)

        *%                                                           *%

DUE **                                                               DUE**

No. _____                                                            No.


          MEDITRUST, a Massachusetts business trust, promises to pay to

                                    SPECIMEN

or registered assigns, the principal sum of _______________________ Dollars, on
_________________________.

                  Interest Payment Dates: January 1 and July 1

                      Record Dates: December 15 and June 15

         Additional provisions of this Security are set forth on the reverse side of this Security.

_____________, 19____



- --------
(1)  8.54% in the case of the 8.54% Notes and 8.56% in the case of the 8.56%
Notes

(2) July 1, 2000 in the case of the 8.54% Notes and July 1, 2002 in the case of the 8.56% Notes



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                                    MEDITRUST


                        By:                            By:


                        Secretary                      President

CERTIFICATE OF AUTHENTICATION

FLEET NATIONAL BANK, as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:


         Authorized Officer                          SEAL



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                                    MEDITRUST


                        (3)% Convertible Senior Notes Due (4)


SECTION 1.        INTEREST.

         Meditrust, a Massachusetts business trust (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 1 and July 1 of each year beginning January 1, 1996. The Company will pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue
installment of interest at the rate of    (5)% per annum after the date due,
whether by acceleration or otherwise, until paid. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July __, 1995; provided that, if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


SECTION 2.        METHOD OF PAYMENT.

         The Paying Agent will pay interest (except defaulted interest) on the Securities from monies provided by the Company to the persons who are the registered Holders of the Securities at the close of business on the June 15 or December 15 next preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Paying Agent will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Paying Agent, however, may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address or in the case of any institutional Holder interest payments may be made by wire transfer to such bank account in the United States as such Holder shall have designated to the Company in the Note Purchase



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(3)  8.54% in the case of the 8.54% Notes and 8.56% in the case of the 8.56%
Notes

(4) July 1, 2000 in the case of the 8.54% Notes and July 1, 2002 in the case of the 8.56% Notes

(5) 10.54% in the case of the 8.54% Notes and 10.56% in the case of the 8.56% Notes



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Agreement dated as of July 1, 1995 between the Company and the institutional
Holders party thereto or in any other written agreement entered into between the Company and any such Holder, a copy of which shall be furnished to the Paying Agent by the Company.


SECTION 3.        REGISTRAR AND AGENTS.

         Initially, Fleet National Bank will act as Registrar, Paying Agent, Conversion Agent and agent for service of notices and demands. The Company may change any Registrar, Co-registrar, Paying Agent, Conversion Agent and agent for service of notices and demands without notice. The Company or any of its Subsidiaries may act as Paying Agent or Conversion Agent. The address of Fleet National Bank is 111 Westminster Street, R1M0199, Providence, Rhode Island 02903-2305.


SECTION 4.        INDENTURE, LIMITATIONS.

         The Company issued the Securities as series of its securities under an Indenture dated as of July 26, 1995 as supplemented by a supplemental indenture dated as of July 28, 1995 (the "Indenture") between the Company and Fleet National Bank, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Securities are subject to all such terms, and the Holders of the Securities are referred to the Indenture and said Act for a statement of such terms.

         The Securities are general senior unsecured obligations of the Company limited to $43,334,000 in aggregate principal amount in the case of the 8.54% Notes and $51,666,000 aggregate principal amount in the case of the 8.56% Notes. The Indenture imposes certain limitations on the ability of the Company to, among other things, make payments in respect of its shares of beneficial interest, merge or consolidate with any other Person and sell, lease, transfer or dispose of its properties or assets.


SECTION 5.        OPTIONAL REDEMPTION BY THE COMPANY; PAYMENT UPON ACCELERATION.

         Section 5.1. The 8.54% Notes may not be prepaid. Upon compliance with ss.5.2, the Company shall have the privilege at any time and from time to time, on or after, but not prior to July 1, 2001 of prepaying the outstanding 8.56% Notes, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000), by payment of the principal amount of the 8.56% Notes, or the portion thereof to be prepaid, together with accrued interest thereon to the date of such prepayment, but without premium.

         Section 5.2. The Company will give written notice of any prepayment of the 8.56% Notes pursuant to ss.5.1 to the Trustee and each Holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such



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date, (ii) the principal amount of the Holder's Notes to be prepaid on such date and the aggregate principal amount of all Notes to be prepaid on such date and
(iii) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the 8.56% Notes specified in such notice, together with accrued interest thereon, payable with respect thereto shall become due and payable on the prepayment date specified in said notice.

         Section 5.3. All partial prepayments of the 8.56% Notes pursuant to ss.5.1 shall be applied on all outstanding 8.56% Notes ratably in accordance with the unpaid principal amounts thereof.

         Section 5.4. Upon any acceleration of the Securities, the Company shall pay in respect thereof an amount equal to the sum of (i) the outstanding principal amount of the Securities so accelerated plus accrued interest to the date of acceleration and (ii) the Make-Whole amount, if any, with respect to such Securities.

         As used herein:

                  "Make-Whole Amount" shall mean in connection with any prepayment upon acceleration of the Securities the excess, if any, of
         (i) the aggregate present value as of the date of the prepayment of each dollar of principal being prepaid and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Securities being prepaid. In no event shall the Make-Whole Amount be less than zero. For purposes of any determination of the Make-Whole Amount:

                  "Reinvestment Rate" shall mean .50% plus the yield to maturity of the United States Treasury obligations with a maturity (as compiled by and published on Telerate Page 5 or its successor not more than five business days immediately preceding the payment date) most nearly equal to the remaining Life to Maturity of the Securities being prepaid. If such rate shall not have been so published, the Reinvestment Rate in respect of such payment date shall mean the mean of the yields to maturity of United States Treasury obligations (as compiled by and published in the United States Federal Reserve Bulletin or its successor publication for each of the two weeks immediately preceding the payment date) with a constant maturity most nearly equal to the Life to Maturity of the Securities being prepaid. If no maturity exactly corresponding to the Life to Maturity of the Securities being prepaid, yields for the next longer and the next shorter published maturities shall be calculated as aforesaid and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis (rounding to the nearest month). If such rates shall not have been so published,



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

         the Reinvestment Rate in respect of such determination date shall be calculated pursuant to the next preceding sentence on the basis of the arithmetic mean of the arithmetic means of the secondary market ask rates, as of approximately 3:30 P.M., New York City time, on the last business day of each of the two weeks preceding the payment date, for the actively traded U.S. Treasury security or securities with a maturity or maturities most closely corresponding to the remaining Life to Maturity, as reported by three primary United States Government securities dealers in New York City of national standing selected in good faith by the Company.

                  "Life to Maturity" of the principal amount of the Securities being prepaid shall mean, as of the time of any determination thereof, the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and the scheduled maturity of the Securities being prepaid.

         The Make-Whole Amount shall be determined by the Trustee and such determination shall be binding and conclusive, absent manifest error.


SECTION 6.        CONVERSION.

         Section 6.1. A Holder of a Security may convert such Security into shares of beneficial interest of the Company ("Shares") at any time prior to redemption or maturity. The initial Conversion Price is $32.625 per Share, subject to adjustment in certain events. To determine the number of Shares issuable upon conversion of a Security, divide the principal amount to be converted by the Conversion Price in effect on the conversion date.
The Company will deliver a check for any fractional Share.

         Section 6.2. To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. No payment or adjustment is to be made on conversion for dividends on Shares issued on conversion. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

         Section 6.3. No payment or adjustment shall be made upon any conversion on account of any cash dividends declared for payment as of a record date prior to the date of conversion on the Shares issued upon conversion of a Security. Anything in the Indenture to the contrary notwithstanding, subject to the credit described in ss.6.4, the Company shall pay all interest on the Securities or the portion thereof surrendered for conversion accrued to the date when the conversion notice shall have been received by the Conversion Agent. Such interest shall be paid promptly but in no event more than 5 Business Days after the conversion notice shall have been received by the Conversion Agent. In the case of any Security which is converted in part only, the Company shall, upon such conversion, execute and deliver to the Holder thereof, at the expense of the Company, a new Security in principal



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amount equal to the unconverted portion of the Security surrendered (dated as of the last date to which interest has been paid thereon) and otherwise of like tenor therewith.

         Section 6.4. The Company shall be entitled to deduct from the accrued interest payable to the Holder on any Security tendered for conversion an amount equal to the aggregate Dividend Credit attributable to the Shares issued to such Holder upon conversion; provided that the amount of the Dividend Credit which is credited against accrued interest payable on the Securities tendered for conversion hereunder shall not exceed the accrued interest payable on such Securities. The Dividend Credit per Share for any period shall be the regular dividend per Share declared by the Board of Trustees of the Company on the dividend declaration date immediately preceding the date of receipt of the conversion notice (adjusted upwards or downwards to reflect the average historical increase or decrease in the amount of such dividends over the preceding four quarterly dividend periods) divided by the number of days in the dividend period in respect of which such dividend was declared multiplied by the number of days in the Dividend Credit Period. The number of days in the Dividend Credit Period shall equal the number of days which have elapsed since the record date for payment of dividends on Shares immediately preceding the date of receipt of the applicable conversion notice to, but not including, the date on which the applicable conversion notice has been received. In the event that the dividend declared and paid by the Company on the next regularly scheduled dividend payment date applicable to the Shares issued pursuant to a conversion notice shall be less than the dividend used in calculating the Dividend Credit, the Company shall pay to the Holder an additional amount equal to the difference between the amount which would have been paid if the Dividend Credit had been calculated on the dividend actually paid rather than the amount assumed for purposes of the determination of the Dividend Credit.

         Section 6.5. In the case of any consolidation or merger of the Company with another entity or any reorganization or reclassification of the Shares or other equity securities of the Company (except a split-up, combination or reclassification, provision for which is made in the Indenture), then, as a condition of such consolidation, merger, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holders shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Shares immediately theretofore receivable upon conversion of their Securities, such shares of stock, securities, assets or cash as may (by virtue of such consolidation, merger, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore so receivable hereunder had such consolidation, merger, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders to the end that the provisions of this ss.6.5 (including, without limitation, provisions for adjustment of the per share Conversion Price) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities, assets or cash thereafter deliverable upon conversion of such Securities.



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

         In the case of (i) any merger or consolidation in which the Shares shall be exchanged for any consideration other than common stock (or its equivalent) of the surviving entity, or (ii) the sale of all or substantially all of the assets of the Company to another entity, the "Fair Market Value" per Share of such consideration shall be determined as of the effective date of such merger or consolidation or sale of assets, as the case maybe. Upon the written request of any Holder delivered as hereinafter provided, in lieu of the cash and other consideration per Share to be received by the holders of Shares, the Conversion Price per Share shall be adjusted so that such Holder shall have the right to receive the number of shares of common stock (or its equivalent) of the surviving entity (based on the Fair Market Value of such common stock on the effective date of such acquisition) so that the Holder will be in the same relative economic position with respect to the common stock (or its equivalent) of the surviving entity as such Holder would have been in if all of the outstanding Shares had been exchanged exclusively for common stock (or its equivalent) of the surviving entity. Notice of any election by a Holder pursuant to this ss.6.5 shall be made by such Holder not more than 15 Business Days after delivery of notice of the event giving rise to such election. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to each Holder, the obligation to deliver to such Holder such shares of stock, securities, assets or cash as, in accordance with the foregoing provisions, such Holder may be entitled to receive. Nothing contained in this ss.6.5 or in ss.6 generally shall permit a merger or consolidation or sale of assets otherwise prohibited by the provisions of the Indenture.

         Section 6.6. Notwithstanding the foregoing, a Holder may not convert any Security, and such Security shall not be convertible by any Holder, if as a result of such conversion any Person would then be deemed to own Shares in excess of the limits prescribed in Article VI, Section 6.15 of the Restated Declaration of Trust, as amended, of the Company. The Company will furnish a copy of said Section 6.15 and of other applicable provisions of its Declaration of Trust relating to certain restrictions on transfer of its Shares and on Company rights to redeem Shares to any Holder upon request and without charge.

         Section 6.7. If the Market Price for Shares for any period of 30 consecutive trading days (the "Computation Period") shall equal or exceed 130% of the average of the Conversion Price per Share on each day of such Computation Period, the Company may, at its election, give written notice to each Holder that the Securities (or such portion thereof as shall be specified by the Company) will be converted into Shares on the date (the "Mandatory Conversion Date") set forth in such notice (the "Company Conversion Notice"). The conversion right set forth in this ss.6.7 may be exercised by the Company from time to time with respect to less than all of the Securities then outstanding but the aggregate principal amount of Securities to be converted pursuant to each Company Conversion Notice shall be not less than $5,000,000 and shall be allocated pro rata over all Securities then outstanding based on the principal amount of such Securities held by each Holder. The Company Conversion Notice shall be given within 10 Business Days following the expiration of the




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

applicable Computation Period. The Mandatory Conversion Date shall be not less than 20 nor more than 30 days after the date of the Company Conversion Notice. The Company Conversion Notice shall (i) refer to this ss.6.7, (ii) set forth the Market Price for the Shares on each day of the Computation Period, (iii) set forth the Market Price of the Shares as of the date immediately preceding the date of the Company Conversion Notice, (iv) set forth the principal amount of the Holder's Securities to be converted on such date and the aggregate principal amount of all Securities to be converted on such date, and (v) set forth the accrued interest to be paid by the Company on the Mandatory Conversion Date. At any time following receipt of the Company Conversion Notice and prior to the Mandatory Conversion Date, each Holder may exercise its conversion rights in accordance with the provisions of this ss.6. On the Mandatory Conversion Date
(i) the principal amount of the Securities to be converted shall be deemed tendered for conversion into Shares at the applicable Conversion Price per Share, and (ii) anything in the Indenture to the contrary notwithstanding, the Company shall pay all interest which shall have accrued on the principal amount of the Securities then converted from the last interest payment date to, but not including, the Mandatory Conversion Date; provided that if the Market Price for Shares shall be less than the Conversion Price per Share on the last trading day immediately preceding the Mandatory Conversion Date, the mandatory conversion shall not be effected and no conversion of the Securities shall occur. All Shares delivered on a Mandatory Conversion Date shall be freely transferable by the Holder of such Shares without compliance with the prospectus delivery requirements of the Securities Act. The Company Conversion Notice given to each Holder pursuant to this ss.6.7, shall be sent by both facsimile communication and overnight courier service.

         The Market Price for Shares for each day of such thirty trading day period shall be determined as follows: (i) if the Shares shall at the time be listed or admitted to unlisted trading privileges on the New York Stock Exchange, on the basis of the last reported sale price regular way of the Shares on the composite tape (or if the Shares at the time are not so listed or admitted to unlisted trading privileges on the New York Stock Exchange but are listed or admitted to unlisted trading privileges on another national securities exchange, on the basis of the last reported sale price regular way on such national securities exchange on which the Shares are at the time listed or admitted to unlisted trading privileges) on each such trading day upon which such a sale shall have been effected (or if no sale takes place on any such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange), or (ii) if the Shares at the time are not listed on either the New York Stock Exchange or any other national securities exchange, the average of the highest reported bid and lowest reported asked prices of the Shares in the over-the-counter market on each such trading day, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or similar organization if NASDAQ is no longer reporting such information. In the event the Market Price of the Shares cannot be determined in accordance with the immediately preceding sentence, the fair market price shall be determined in good faith by the Board of Trustees (which determination shall be reasonably satisfactory to the Holders holding at least 51% in aggregate principal amount of the outstanding Securities).



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SECTION 7.        DENOMINATIONS, TRANSFER, EXCHANGE.

         This Security is one of a duly authorized issue of Securities of the Company designated as its 6 % Convertible Debentures due 7limited in aggregate principal amount to 8 The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not (i) issue, register the transfer of, or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of any selection of Securities of such series for redemption and ending at the close of business on the day of selection, (ii) register the transfer or exchange of any Security of any series so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) register the transfer or exchange of any Securities of any series during a period beginning at the opening of business 15 days before the day of any selection of Securities of such series for redemption and ending at the close of business on the day interest is to be paid on Securities of such series.


SECTION 8.        PERSONS DEEMED OWNERS.

The registered Holder of a Security may be treated as the owner of it for all purposes.


SECTION 9.        UNCLAIMED MONEY.

         If money for the payment of principal or interest on any Securities remains unclaimed for three years, the Trustee and the Paying Agent will pay the money back to the Company at its request, unless otherwise required by law. Thereafter, Holders may look only to the Company for payment.


SECTION 10.       NO DISCHARGE PRIOR TO REDEMPTION OR MATURITY.



- --------
(6)  8.54% in the case of the 8.54% Notes and 8.56% in the case of the 8.56%
Notes

(7) July 1, 2000 in the case of the 8.54% Notes and July 1, 2002 in the case of the 8.56% Notes

(8) $43,334,000 in the case of the 8.54% Notes and $51,666,000 in the case of the 8.56% Notes



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
         The Indenture may not be discharged or cancelled pursuant to Section
8.02 thereof so long as any Securities are outstanding.

SECTION 11.       SUPPLEMENTAL INDENTURE.

         Subject to certain exceptions, without notice to the Holders of the Securities, the Indenture may be amended or supplemented with respect to the Securities with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived with the consent of the Holders of the majority in principal amount of the Securities then outstanding. Without the consent of or notice to any Holder, the Company may supplement the Indenture to, among other things, provide for uncertificated Securities, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the interest of any Holder.

SECTION 12.       SUCCESSORS.

         Upon satisfaction of the conditions provided in the Indenture, if a successor to the Company assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

SECTION 13.       DEFAULTS AND REMEDIES.

         If an Event of Default with respect to the Securities, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of a majority in principal amount of Securities may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it, subject to the provisions of the TIA, before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power with respect to the Securities. The Trustee may withhold from Holders of Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of any Default or Event of Default.

SECTION 14.       TRUSTEE DEALINGS WITH THE COMPANY.

         Fleet National Bank, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not Trustee.


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

SECTION 15.       NO RECOURSE AGAINST OTHERS.

         No shareholder, trustee, officer or incorporator, as such, past, present or future, of the Company or any successor corporation or trust shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         THE DECLARATION OF TRUST ESTABLISHING THE COMPANY DATED AUGUST 6, 1985, AS AMENDED, A COPY OF WHICH IS DULY FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "MEDITRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS "TRUSTEES," BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

SECTION 16.       AUTHENTICATION.

         This Security shall not be valid until the Trustee signs the certificate of authentication on the reverse side of this Security.

SECTION 17.       ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and any supplemental indentures thereto. It also will furnish the text of this Security in larger type. Requests may be made to:
MEDITRUST, 197 First Avenue Needham Heights, Massachusetts 02194, Attention:
Lisa P. McAlister, Vice President and Treasurer.

Assignment Form

         If you, the Holder, want to assign this Security, fill in the form below and have your signature guaranteed:

         For value received, I or we assign and transfer this Security to

        (INSERT ASSIGNEE'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)


- -----------------------------

- -----------------------------

          (Print or type assignee's name, address and zip code)

and irrevocably appoint
agent
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:

Your signature:

    (Sign exactly as your name appears on the reverse side of this Security)

Signature Guaranteed By:

                  Note: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                CONVERSION NOTICE

         To convert this Security into shares of beneficial interest of the Company, check the box: / /

         To convert only part of this Security, state the principal amount to be converted (which must be a minimum of $1,000 or any multiple thereof):

$
- -----------------------------

If you want the Security certificate, if any, made out in another person's name, fill in the form below;

      (INSERT OTHER PERSON'S SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER)

- -----------------------------

- -----------------------------

              (Print or type assignee's name, address and zip code)

Your signature:

    (Sign exactly as your name appears on the reverse side of this Security)

Signature Guaranteed By:

                  Note: Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                   ARTICLE TWO
                              ADDITIONAL PROVISIONS

         The following provisions in addition to those contained in the Indenture will apply to the Notes:

                  (a) Limitation on Liens. The Company will not pledge or otherwise subject to any lien any of its or its Subsidiaries' property or assets unless the Securities are secured by such pledge or lien equally and ratably with all other obligations secured thereby so long as such other obligations shall be so secured; provided that such covenant will not apply to liens securing obligations which do not in the aggregate at any one time outstanding exceed 10% of Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries and also will not apply to:

                           (1) Any lien or charge on any property, tangible or
                  intangible, real or personal, existing at the time of acquisition or construction of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase or construction price thereof or to secure any indebtedness incurred prior to, at the time of, or within one year after, the acquisition or completion of construction thereof for the purpose of financing all or any part of the purchase or construction price thereof;

                           (2) Any liens securing the performance of any
                  contract or undertaking of the Company not directly or indirectly in connection with the borrowing of money, obtaining of advances or credit or the securing of debts, if made and continuing in the ordinary course of business;

                           (3) Any lien in favor of the United States or any
                  state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance, or other payments pursuant to any contract or provision of any statute;

                           (4) Mechanics', materialmen's, carriers', or other
                  like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith;

                           (5) Any lien arising by reason of deposits with, or
                  the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

                           (6) Any liens for taxes, assessments or governmental
                  charges or levies not yet delinquent, or liens for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith;

                           (7) Liens (including judgment liens) arising in
                  connection with legal proceedings so long as such proceedings are being contested in good faith, and in the case of judgment liens, execution thereof is stayed;

                           (8) Liens relating to secured indebtedness of the
                  Company outstanding on June 30, 1995; and

                           (9) Any extension, renewal or replacement (or
                  successive extensions, renewals or replacements), as a whole or in part, of any lien referred to in the foregoing clauses
                  (1) to (8) inclusive of this subsection (a), provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

                  As used herein:

                  "Consolidated Net Tangible Assets" means the aggregate amount of assets (less applicable reserves and other properly deductible items) less (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles of the Company and its consolidated Subsidiaries, all as set forth on the most recent balance sheet of the Company and its consolidated Subsidiaries and prepared in accordance with generally accepted accounting principles; and

                  "Subsidiary" means an affiliate controlled by the Company directly, or indirectly through one or more intermediaries.

                           (b) Limitation on Incurrence of Obligations for Borrowed Money. The Company will not create, assume, incur or otherwise become liable in respect of, any

                           (1) Senior Debt unless the aggregate outstanding
                  principal amount of Senior Debt of the Company will not, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, exceed the greater of (i) 150% of Capital Base, or (ii) 225% of Tangible Net Worth; and

                           (2) Non-Recourse Debt unless the aggregate principal
                  amount of Senior Debt and Non-Recourse Debt outstanding of the Company will not, at the time of such creation, assumption or incurrence and after giving effect thereto and to any concurrent transactions, exceed 225% of Capital Base.

                  For any period during which the Company shall have a Subsidiary or Subsidiaries, the limitations contained in this subsection (b) shall be applied to the consolidated financial statements of the Company and its Subsidiaries.

As used herein:

                  "Capital Base" means, at any date, the sum of Tangible Net Worth and Subordinated Debt;

                  "Capital Lease" means at any time any lease of Property which, in accordance with generally accepted accounting principles, would at such time be required to be capitalized on a balance sheet of the lessee;

                  "Capital Lease Obligation" means at any time the amount of the liability in respect of a Capital Lease which, in accordance with generally accepted accounting principles, would at such time be required to be capitalized on a balance sheet of the lessee;

                  "Debt" when used with respect to any Person means (i) its indebtedness, secured or unsecured, for borrowed money; (ii) liabilities secured by any Lien existing on Property owned by such Person; (iii) Capital Lease Obligations, and the present value of all payments due under any arrangement for retention of title (discounted at a rate per annum equal to the average interest borne by all outstanding Securities determined on a weighted average basis and compounded semi-annually) if such arrangement is in substance an installment purchase or an arrangement for the retention of title for security purposes; and (iv) guarantees of obligations of the character specified in the foregoing clauses (i), (ii) and (iii) to the full extent of the liability of the guarantor (discounted to the present value, as provided in. the foregoing clause (iii), in the case of guarantees of title retention arrangements);

                  "Liabilities" means, at any date, the items shown as liabilities on the balance sheet of the Company, except any items of deferred income, including capital gains;

                  "Lien" means any interest in Property securing an obligation owned to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and all other title exceptions and encumbrances affecting Property. For all purposes of this Indenture, the Company shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes;

                  "Non-Recourse Debt" when used with respect to any Person, means any Debt secured by, and only by, property on or with respect to which such Debt is incurred where the rights and remedies of the holder of such Debt in the event of default do not extend to assets other than the property constituting security therefor;

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof;

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible;

                  "Senior Debt" means all Debt other than Non-Recourse Debt and Subordinated Debt;

                  "Subordinated Debt" means unsecured Debt of the Company which is issued or assumed pursuant to, or evidenced by, an indenture or other instrument which contains provisions for the subordination of such Debt (to which appropriate reference shall be made in the instruments evidencing such Debt if not contained therein) to the Securities (and, at the option of the Company, if so provided, to other Debt of the Company, either generally or as specifically designated);

                  "Subsidiary" means an affiliate controlled by the Company directly, or indirectly through one or more intermediaries;

                  "Tangible Assets" means all assets of the Company (including assets held subject to Capital Leases and other arrangements described in the last sentence of the definition of "Lien") except: (i) deferred assets, other than prepaid insurance, prepaid taxes and deposits; (ii) patents, copyrights, trademarks, trade names, franchises, goodwill, experimental expense and other similar intangibles; and (iii) unamortized debt discount and expense; and

                  "Tangible Net Worth" means, with respect to the Company at any date, the net book value (after deducting related depreciation, obsolescence, amortization, valuation and other proper reserves) of the Tangible Assets of the Company at such date minus the amount of its Liabilities at such date.

                  (c) Optional Redemption by the Company; Payment upon Acceleration. (i) The 8.54% Notes may not be prpepaid. Upon compliance with paragraph (c)(ii) below, the Company shall have the privilege at any time and from time to time, on or after, but not prior to July 1, 2001 of prepaying the outstanding 8.56% Notes, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000), by payment of the principal amount of the 8.56% Notes, or the portion thereof to be prepaid, together with accrued interest thereon to the date of such prepayment, but without premium.

                  (ii) The Company will give written notice of any prepayment of the 8.56% Notes pursuant to paragraph (c)(i) above to the Trustee and each Holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date,
         (ii) the principal amount of the Holder's Notes to be prepaid on such date and the aggregate principal amount of all Notes to be prepaid on such date and (iii) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon, payable with respect thereto shall become due and payable on the prepayment date specified in said notice.

                  (iii) All partial prepayments of the 8.56% Notes pursuant to paragraph (c)(i) above shall be applied on all outstanding 8.56% Notes ratably in accordance with the unpaid principal amounts thereof.

                  (iv) Upon any acceleration of the Securities, the Company shall pay in respect thereof an amount equal to the sum of (i) the outstanding principal amount of the Securities so accelerated plus accrued interest to the date of acceleration and (ii) the Make-Whole amount, if any, with respect to such Securities.

         As used herein:

                  "Make-Whole Amount" shall mean in connection with any prepayment upon acceleration of the Securities the excess, if any, of
         (i) the aggregate present value as of the date of the prepayment of each dollar of principal being prepaid and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Securities being prepaid. In no event shall the Make-Whole Amount be less than zero. For purposes of any determination of the Make-Whole Amount:

                           "Reinvestment Rate" shall mean .50% plus the yield to
                  maturity of the United States Treasury obligations with a maturity (as compiled by and published on Telerate Page 5 or its successor not more than five business days immediately preceding the payment date) most nearly equal to the remaining Life to Maturity of the Securities being prepaid. If such rate shall not have been so published, the Reinvestment Rate in respect of such payment date shall mean the mean of the yields to maturity of United States Treasury obligations (as compiled by and published in the United States Federal Reserve Bulletin or its successor publication for each of the two weeks immediately preceding the payment date) with a constant maturity most nearly equal to the Life to Maturity of the Securities being prepaid. If no maturity exactly corresponding to the Life to Maturity of the Securities being prepaid, yields for the next longer and the next shorter published maturities shall be calculated as aforesaid and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis (rounding to the nearest month). If such rates shall not have been so published, the Reinvestment Rate in respect of such determination date shall be calculated pursuant to the next preceding sentence on the basis of the arithmetic mean of the arithmetic means of the secondary market ask rates, as of approximately 3:30 P.M., New York City time, on the last business day of each of the two weeks preceding the payment date, for the actively traded U.S. Treasury security or securities with a maturity or maturities most closely corresponding to the remaining Life to Maturity, as reported by three primary United States Government securities dealers in New York City of national standing selected in good faith by the Company.

                           "Life to Maturity" of the principal amount of the
                  Securities being prepaid shall mean, as of the time of any determination thereof, the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and the scheduled maturity of the Securities being prepaid.

                  The Make-Whole Amount shall be determined by the Trustee and such determination shall be binding and conclusive absent manifest error.

                  (d) Conversion. (i) A Holder of a Security may convert such Security into shares of beneficial interest of the Company ("Shares") at any time prior to redemption or maturity. The initial Conversion Price is $32.625 per share, subject to adjustment in certain events. To determine the number of Shares issuable upon conversion of a Security, divide the principal amount to be converted by the Conversion Price in effect on the conversion date. The Company will deliver a check for any fractional Share.

                  (ii) To convert a Security, a Holder must (1) complete and sign the conversion notice on the back of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax if required. No payment or adjustment is to be made on conversion for dividends on shares of beneficial interest issued on conversion. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple thereof.

                  (iii) No payment or adjustment shall be made upon any conversion on account of any cash dividends declared for payment as of a record date prior to the date of conversion on the Shares issued upon conversion of a Security. Anything in the Indenture to the contrary notwithstanding, subject to the credit described in paragraph (iv) below, the Company shall pay all interest on the Securities or the portion thereof surrendered for conversion accrued to the date when the conversion notice shall have been received by the Conversion Agent. Such interest shall be paid promptly but in no event more than 5 Business Days after the conversion notice shall have been received by the Conversion Agent. In the case of any Security which is converted in part only, the Company shall, upon such conversion, execute and deliver to the Holder thereof, at the expense of the Company, a new Security in principal amount equal to the unconverted portion of the Security surrendered (dated as of the last date to which interest has been paid thereon) and otherwise of like tenor therewith.

                  (iv) The Company shall be entitled to deduct from the accrued interest payable to the Holder on any Security tendered for conversion an amount equal to the aggregate Dividend Credit attributable to the Shares issued to such Holder upon conversion; provided that the amount of the Dividend Credit which is credited against accrued interest payable on the Securities tendered for conversion hereunder shall not exceed the accrued interest payable on such Securities. The Dividend Credit per Share for any period shall be the regular dividend per Share declared by the Board of Trustees of the Company on the dividend declaration date immediately preceding the date of receipt of the conversion notice (adjusted upwards or downwards to reflect the average historical increase or decrease in the amount of such dividends over the preceding four quarterly dividend periods) divided by the number of days in the dividend period in respect of which such dividend was declared multiplied by the number of days in the Dividend Credit Period. The number of days in the Dividend Credit Period shall equal the number of days which have elapsed since the record date for payment of dividends on Shares immediately preceding the date of receipt of the applicable conversion notice to, but not including, the date on which the applicable conversion notice has been received. In the event that the dividend declared and paid by the Company on the next regularly scheduled dividend payment date applicable to the Shares issued pursuant to a conversion notice shall be less than the dividend used in calculating the Dividend Credit, the Company shall pay to the Holder an additional amount equal to the difference between the amount which would have been paid if the Dividend Credit had been calculated on the dividend actually paid rather than the amount assumed for purposes of the determination of the Dividend Credit.

                  (v) In the case of any consolidation or merger of the Company with another entity or any reorganization or reclassification of the Shares or other equity securities of the Company (except a split-up, combination or reclassification, provision for which is made in the Indenture), then, as a condition of such consolidation, merger, reorganization or reclassification, lawful and adequate provision shall be made whereby the Holders shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the Shares immediately theretofore receivable upon conversion of their Securities, such shares of stock, securities, assets or cash as may (by virtue of such consolidation, merger, reorganization or reclassification) be issued or payable with respect to or in exchange for a number of outstanding Shares equal to the number of Shares immediately theretofore so receivable hereunder had such consolidation, merger, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders to the end that the provisions of this paragraph (v) (including, without limitation, provisions for adjustment of the per share Conversion Price) shall thereafter be applicable as nearly as may be, in relation to any shares of stock, securities, assets or cash thereafter deliverable upon conversion of such Securities.

                  In the case of (i) any merger or consolidation in which the Shares shall be exchanged for any consideration other than common stock (or its equivalent) of the surviving entity, or (ii) the sale of all or substantially all of the assets of the Company to another entity, the "Fair Market Value" per Share of such consideration shall be determined as of the effective date of such merger or consolidation or sale of assets, as the case maybe. Upon the written request of any Holder delivered as hereinafter provided, in lieu of the cash and other consideration per Share to be received by the holders of Shares, the Conversion Price per Share shall be adjusted so that such Holder shall have the right to receive the number of shares of common stock (or its equivalent) of the surviving entity (based on the Fair Market Value of such common stock on the effective date of such acquisition) so that the Holder will be in the same relative economic position with respect to the common stock (or its equivalent) of the surviving entity as such Holder would have been in if all of the outstanding Shares had been exchanged exclusively for common stock (or its equivalent) of the surviving entity. Notice of any election by a Holder pursuant to this paragraph (v) shall be made by such Holder not more than 15 Business Days after delivery of notice of the event giving rise to such election. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume by written instrument executed and mailed or delivered to each Holder, the obligation to deliver to such Holder such shares of stock, securities, assets or cash as, in accordance with the foregoing provisions, such Holder may be entitled to receive. Nothing contained in this paragraph (v) or in Section (d) generally shall permit a merger or consolidation or sale of assets otherwise prohibited by the provisions of the Indenture.

                  (vi) Notwithstanding the foregoing, a Holder may not convert any Security, and such Security shall not be convertible by any Holder, if as a result of such conversion any Person would then be deemed to own Shares in excess of the limits prescribed in Article VI, Section
         6.15 of the Restated Declaration of Trust, as amended, of the Company. The Company will furnish a copy of said Section 6.15 and of other applicable provisions of its Declaration of Trust relating to certain restrictions on transfer of its Shares and on Company rights to redeem Shares to any Holder upon request and without charge.

                  (vii) If the Market Price for Shares for any period of 30 consecutive trading days (the "Computation Period") shall equal or exceed 130% of the average of the Conversion Price per Share on each day of such Computation Period, the Company may, at its election, give written notice to each Holder that the Securities (or such portion thereof as shall be specified by the Company) will be converted into Shares on the date (the "Mandatory Conversion Date") set forth in such notice (the "Company Conversion Notice"). The conversion right set forth in this paragraph (vii) may be exercised by the Company from time to time with respect to less than all of the Securities then outstanding but the aggregate principal amount of Securities to be converted pursuant to each Company Conversion Notice shall be not less than $5,000,000 and shall be allocated pro rata over all Securities then outstanding based on the principal amount of such Securities held by each Holder. The Company Conversion Notice shall be given within 10 Business Days following the expiration of the applicable Computation Period. The Mandatory Conversion Date shall be not less than 20 nor more than 30 days after the date of the Company Conversion Notice. The Company Conversion Notice shall (i) refer to this paragraph (vii), (ii) set forth the Market Price for the Shares on each day of the Computation Period, (iii) set forth the Market Price of the Shares as of the date immediately preceding the date of the Company Conversion Notice, (iv) set forth the principal amount of the Holder's Securities to be converted on such date and the aggregate principal amount of all Securities to be converted on such date, and (v) set forth the accrued interest to be paid by the Company on the Mandatory Conversion Date. At any time following receipt of the Company Conversion Notice and prior to the Mandatory Conversion Date, each Holder may exercise its conversion rights in accordance with the provisions of this Section
         (d). On the Mandatory Conversion Date (i) the principal amount of the Securities to be converted shall be deemed tendered for conversion into Shares at the applicable Conversion Price per Share, and (ii) anything in the Indenture to the contrary notwithstanding, the Company shall pay all interest which shall have accrued on the principal amount of the Securities then converted from the last interest payment date to, but not including, the Mandatory Conversion Date; provided that if the Market Price for Shares shall be less than the Conversion Price per Share on the last trading day immediately preceding the Mandatory Conversion Date, the mandatory conversion shall not be effected and no conversion of the Securities shall occur. All Shares delivered on a Mandatory Conversion Date shall be freely transferable by the Holder of such Shares without compliance with the prospectus delivery requirements of the Securities Act. The Company Conversion Notice given to each Holder pursuant to this paragraph (vii), shall be sent by both facsimile communication and overnight courier service.

                  The Market Price for Shares for each day of such thirty trading day period shall be determined as follows: (i) if the Shares shall at the time be listed or admitted to unlisted trading privileges on the New York Stock Exchange, on the basis of the last reported sale price regular way of the Shares on the composite tape (or if the Shares at the time are not so listed or admitted to unlisted trading privileges on the New York Stock Exchange but are listed or admitted to unlisted trading privileges on another national securities exchange, on the basis of the last reported sale price regular way on such national securities exchange on which the Shares are at the time listed or admitted to unlisted trading privileges) on each such trading day upon which such a sale shall have been effected (or if no sale takes place on any such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange), or
         (ii) if the Shares at the time are not listed on either the New York Stock Exchange or any other national securities exchange, the average of the highest reported bid and lowest reported asked prices of the Shares in the over-the-counter market on each such trading day, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or similar organization if NASDAQ is no longer reporting such information. In the event the Market Price of the Shares cannot be determined in accordance with the immediately preceding sentence, the fair market price shall be determined in good faith by the Board of Trustees (which determination shall be reasonably satisfactory to the Holders holding at least 51% in aggregate principal amount of the outstanding Notes).

                                  ARTICLE THREE
                                  MISCELLANEOUS

         The Indenture, except as amended herein, is in all respects ratified and confirmed and this Second Supplemental Indenture and all its provisions herein contained shall be deemed a part thereof in the manner and to the extent herein and therein provided.

         The terms used in this Second Supplemental Indenture, but not defined herein, shall have the meanings assigned thereto in the Indenture.

         THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         This Second Supplemental Indenture may be simultaneously executed in any number of counterparts, and all such counterparts executed and delivered, each as an original, shall constitute one and the same instrument.

         THE DECLARATION OF TRUST ESTABLISHING THE COMPANY DATED AUGUST 6, 1985, AS AMENDED, A COPY OF WHICH IS DULY FILED WITH THE OFFICE OF THE SECRETARY OF STATE OF THE COMMONWEALTH OF MASSACHUSETTS, PROVIDES THAT THE NAME "MEDITRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS "TRUSTEES," BUT NOT INDIVIDUALLY OR PERSONALLY; AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, as of the day and year first above written.

                                       MEDITRUST

                                       By

                                       Name:
                                       Title:

                                       FLEET NATIONAL BANK, AS TRUSTEE

                                       By

                                       Name:
                                       Title: